UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2012, Willis Group Holdings Public Limited Company (the “Company”) announced the appointment of Gioia Ghezzi as Chief Operating Officer (“COO”) of the Company, effective immediately. Ms. Ghezzi will oversee a number of corporate functions and manage a global structure designed to drive revenue growth and increase operational efficiencies across the Willis Group. She succeeds Tim Wright, now the Chief Executive Officer of Willis International, who served in the Chief Operating Officer role for four years.

Ms. Ghezzi, age 50, joins Willis from McKinsey & Co., a global management consulting firm with offices in 98 countries, where she spent 11 years and was a partner leading various Centres of Competences within the European Insurance and Healthcare Practices. Her areas of focus were independent distribution and health insurance. Prior to joining McKinsey, Ms. Ghezzi worked at Academic Press, where she spent five years and served as an Executive Editor of the “Hard” Sciences division. Ms. Ghezzi started her career as a systems engineer at IBM. She graduated in theoretical physics from Universita’ Degli Studi in Milan, Italy and obtained her MBA with Distinction at the London Business School.

Pursuant to Ms. Ghezzi’s offer letter and employment agreement (together with the offer letter, the “Agreement”), Ms. Ghezzi will receive an annual base salary of £320,000. In addition, she will participate in the Company’s Annual Incentive Plan (“AIP”), under which she will be eligible to receive an annual award with a target value equal to 100% of her base salary. Any AIP award may be made in the form of cash and/or equity and may be subject to a vesting schedule or repayment obligations; provided however, that for her contributions in 2012, Ms. Ghezzi will be guaranteed a minimum target AIP award of £320,000. Ms. Ghezzi will also receive, in respect of compensation that she will be forfeiting by joining the Company, a sign-on award of £110,000, provided, however that she will be required to repay a proportionate amount of the award if within the first 36 months of receiving the payment, Ms. Ghezzi resigns or the Company terminates her employment either for gross misconduct, for repeated misconduct after written warning or for gross negligence. Additionally, Ms. Ghezzi will be invited to join the 2012 offering of the Company’s Long-Term Incentive Program (“LTIP”), with an annual award target of $500,000. Awards granted under the LTIP may be comprised of cash and/or equity and are subject to the terms of the Company’s share, option and deferred cash plans. The Agreement provides that either Ms. Ghezzi or the Company may terminate her employment at any time by giving 6 months prior written notice and also contains non-competition, non-solicitation and confidentiality provisions. If the Company terminates Ms. Ghezzi’s employment for a reason other than for cause (as defined in the Agreement), the Company will pay an amount equal to her annual base salary and target AIP award applicable at the time the Company serves her with a notice of termination. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 10.1 and incorporated herein by reference.

Ms. Ghezzi and the Company will also enter into the Company’s standard form of directors’ and officers’ deed of indemnity and indemnity agreement, pursuant to which, among other things, the Company agrees to indemnify its directors and officers and advance certain expenses to the fullest extent permitted by applicable law. The foregoing description of these forms is qualified in its entirety by reference to the full text of such agreements which are attached as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter dated February 3, 2012, and Form of Employment Agreement dated April 20, 2012 between Willis Limited, a subsidiary of Willis Group Holdings Public Limited Company, and Gioia Ghezzi

10.2	Form of Deed of Indemnity of Willis Group Limited Public Limited Company with directors and officers (incorporated by reference to Exhibit 10.20 to the Company’s Form 8-K filed on January 4, 2010)

10.3	Form of Indemnification Agreement of Willis North America Inc. with directors and officers (incorporated by reference to Exhibit 10.21 to the Company’s Form 8-K filed on January 4, 2010)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2012	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Adam G. Ciongoli
Adam G. Ciongoli
Group General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Offer Letter dated February 3, 2012, and Form of Employment Agreement dated April 20, 2012 between Willis Limited, a subsidiary of Willis Group Holdings Public Limited Company, and Gioia Ghezzi

10.2	Form of Deed of Indemnity of Willis Group Limited Public Limited Company with directors and officers (incorporated by reference to Exhibit 10.20 to the Company’s Form 8-K filed on January 4, 2010)

10.3	Form of Indemnification Agreement of Willis North America Inc. with directors and officers (incorporated by reference to Exhibit 10.21 to the Company’s Form 8-K filed on January 4, 2010)